Exhibit 99.1

FOR IMMEDIATE RELEASE

MaxLinear, Inc. Raises Third Quarter Outlook

Carlsbad, Calif. – September 16, 2015 – MaxLinear, Inc. (NYSE: MXL), a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications, Pay-TV and the connected home, and data center, metro, and long-haul transport network applications, today revised its financial outlook for the third quarter 2015.

MaxLinear currently anticipates revenue for the quarter ending September 30, 2015 to be approximately $95 million, compared to prior guidance of between $90 million and $94 million. MaxLinear also announced that it expects GAAP and non-GAAP gross margin for the third quarter 2015 to be approximately 53 percent and 57 percent, respectively, consistent with prior guidance. GAAP and non-GAAP operating expenses are expected to be approximately $49 million and $31 million, respectively, compared to prior guidance of approximately $50 million and $32 million, respectively.

Management Commentary

“As we have seen strength across our business toward the end of the quarter, we are pleased to raise our revenue outlook for the third quarter. Additionally, stronger-than-anticipated demand has led to improved visibility into the fourth quarter, which now points to roughly flat revenues relative to the third quarter of 2015 rather than potential seasonal declines.”

These financial results are preliminary and subject to MaxLinear’s customary quarterly closing and review procedures. No conference call will be held in conjunction with this press release.

MaxLinear will be presenting at the Deutsche Bank Conference in Las Vegas on September 17, 2015. The presentation will be available live via webcast at http://investors.maxlinear.com, and replays will be available at our website for two weeks after the conference. MaxLinear’s presentation is scheduled to begin at 11:40 a.m. (Pacific Time).

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for third quarter 2015 revenue, gross profit percentage, and operating expenses);our current revenue outlook for the fourth quarter of 2015; and trends and opportunities in our product markets. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business, operating results, financial condition, and stock price, include, among others, the accuracy of our assumptions concerning customer demand and orders trends in the balance of the third quarter of 2015 as well as in the upcoming fourth quarter of 2015;intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop; potential uncertainties arising from continued consolidation among cable television and satellite operators; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; limited trading volumes; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry, including pending litigation against us by a third party with the United States International Trade Commission and in United States District Court in Delaware; our reliance on a limited number of third party manufacturers; integration risks arising from our recent acquisition of Entropic Communications, Inc.; and our lack of long-term supply contracts and dependence on limited sources of supply. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K, as amended by Amendment No. 1 filed with the SEC on March 12, 2015 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. Additional risks, uncertainties, and other information will be contained in our Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income, gross profit percentage, and earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) an accrual related to our performance based bonus plan for 2015, which if achieved we currently expect to settle in shares of our class A common stock in 2016; (iii) an accrual related to our performance based bonus plan for 2014, which we settled in stock in May 2015; (iv) amortization of purchased intangible assets; (v) amortization of inventory step-up; (vi) acquisition costs related to our recently completed acquisitions of Physpeed and Entropic; (vii) restricted merger proceeds; (viii) change in fair value of contingent consideration; (ix) severance charges; (x) restructuring charges related to our acquisition of Entropic; (xi) professional fees and settlement costs related to our previously disclosed IP litigation matters; and (xii) release of valuation allowance due to net deferred tax liability acquired. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

Unlike our presentation of non-GAAP financial measures for completed fiscal periods, we do not provide a reconciliation of forward-looking non-GAAP measures because of our inability to accurately predict material elements of our non-GAAP adjustments on a forward-looking basis, including in particular future levels of stock based compensation expense, bonus accruals, litigation-related professional fees, and restructuring charges.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. In addition, we exclude the related tax effect of stock-based compensation expense, if any, from non-GAAP net income.

Bonus payments under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for 2015 and 2014. Bonus payments for the 2014 performance period were settled through the issuance of shares of Class A common stock under our equity incentive plans in May 2015, and we currently expect that any bonus payments under our 2015 programs will also be settled in Class A common stock. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Restricted stock units to be granted under our equity incentive plan to Physpeed continuing employees if certain 2015 and 2016 revenue targets are met contingent upon continued employment reflect a non-cash charge that we exclude from non-GAAP net income.

Expenses incurred in relation to acquisitions include amortization of purchased intangible assets, amortization of inventory step-up, acquisition costs primarily consisting of professional fees, restricted merger proceeds which represent merger proceeds held back from the former principal shareholders of Physpeed which will be paid on a quarterly basis through October 31, 2016 and the change in fair value of contingent consideration.

Restructuring charges incurred are related to our restructuring plan which addresses issues primarily relating to the integration of the Company and Entropic businesses. Severance charges incurred relate primarily to our exit of research and development activities in Shanghai, China and other non-recurring charges related to the termination of employees.

Expenses incurred in relation to our intellectual property litigation include professional fees incurred.

The acquisition of Entropic resulted in a net deferred tax liability, which led to the release of valuation allowance and a benefit for income taxes for the three months ended June 30, 2015.

About MaxLinear, Inc.

MaxLinear, Inc. is a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communication and data center, metro, and long-haul transport network applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contact:

Brian Nugent, CFA

Finance and Investor Relations Manager

Tel: 949-333-0237

MaxLinear, Inc. Corporate Contact:

Adam Spice

Chief Financial Officer

Tel: 949-333-0092